REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Contractholders of Investors Mark Series Fund, Inc.

We have audited the accompanying statements of assets and liabilities, including the schedule of investments, of Investors Mark Series Fund, Inc.
comprised of the Large Cap Value, Large Cap Growth,
Mid Cap Equity, Small Cap Equity, Growth & Income,
Balanced, Intermediate Fixed Income, Global Fixed
Income and Money Market Portfolios (the "Funds") as of December 31, 2004, and the related statements of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the two years in the period then ended.
  These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
  The Funds' financial highlights for the periods ended prior to December 31, 2003, were audited by other auditors whose report, dated January 31, 2003, expressed an unqualified opinion.

We conducted our audits in accordance with the standards
 of the Public Company Accounting Oversight Board
(United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December
31, 2004, by correspondence with the custodian and brokers;
where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds as of December 31, 2004, and the results of their operations for the year then ended, and the changes in their net assets and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP
Chicago, Illinois
February 9, 2005